UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp. The meeting will be held on Tuesday, May 21, 2019, at 10:00 a.m. Eastern Daylight Time at Salisbury Country Club located at 13620 W. Salisbury Road, Midlothian, Virginia. Directions to the meeting site may be found on the final page of the attached Proxy Statement.

At the meeting, you will be asked to:

1.	elect three directors for a term of three years each;

2.	approve, in an advisory (non-binding) vote, the executive compensation disclosed in this Proxy Statement;

3.	ratify the appointment of Yount, Hyde and Barbour, P.C. as Village Bank and Trust Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2019; and

4.	transact such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

You will find information regarding these matters in the Proxy Statement.

You may vote your shares by internet, telephone or regular mail, or in person at the Annual Meeting. On or about April 8, 2019, we mailed our shareholders a Notice containing instructions on how to obtain the Proxy Statement and the 2018 Annual Report to Shareholders on the internet and how to vote their shares over the internet. You may read, print or download the Proxy Statement and 2018 Annual Report to Shareholders at www.envisionreports.com/VBFC. You may request paper copies of these materials as well by following the instructions on the Notice. If you receive a proxy card, it also contains instructions regarding to how vote by internet, telephone, regular mail or in person at the Annual Meeting.

Your vote is very important. Please take time to vote now so that your shares are represented at the meeting. We appreciate your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

William G. Foster
President and Chief Executive Officer

Midlothian, VA

April 8, 2019

VILLAGE BANK AND TRUST FINANCIAL CORP.

13319 Midlothian Turnpike, Midlothian, Virginia 23113

NOTICE OF ANNUAL MEETING

YOU ARE HEREBY NOTIFIED of and invited to attend the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp., a Virginia corporation, to be held on May 21, 2019 at 10:00 a.m. at Salisbury Country Club, 13620 W. Salisbury Road, Midlothian, Virginia, for the purpose of considering and voting on the following:

1.	The election of three directors for a term of three years each;
2.	The approval, in an advisory (non-binding) vote, of the executive compensation disclosed in this Proxy Statement;
3.	The ratification of the appointment of Yount, Hyde & Barbour, P.C. as Village Bank and Trust Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2019; and
4.	To transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

All shareholders of record of the Company’s common stock at the close of business on March 27, 2019 are entitled to notice of and to vote at the meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT. YOU HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE OR THE INTERNET. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTE BY SUBMITTING YOUR PROXY.

YOU MAY SUBMIT YOUR PROXY AND VOTE YOUR SHARES:

•	BY EXECUTING AND RETURNING THE PROXY CARD AS DIRECTED ON THE PROXY CARD; OR
•	BY VOTING BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, SIMPLY USE THE INSTRUCTIONS ON THE PROXY CARD OR THE NOTICE RECEIVED IN THE MAIL.

IF YOU DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

If your shares of the Company’s common stock are held by a broker or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name”. The Company provided its proxy materials to the shareholder of record for distribution to you along with your voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you. If you plan to vote in person at the Annual Meeting and your shares are held by your broker or other shareholder of record, you should contact that organization to obtain a legal proxy or broker’s proxy card and bring it to the meeting as proof of your authority to vote the shares.

By Order of the Board of Directors,

Deborah M. Golding
Vice President-Corporate Secretary

Midlothian, VA

April 8, 2019

VILLAGE BANK AND TRUST FINANCIAL CORP.

13319 Midlothian Turnpike, Midlothian, Virginia 23113

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Village Bank and Trust Financial Corp. (the “Company”) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 21, 2019 at 10:00 a.m. Eastern Daylight Time at Salisbury Country Club, 13620 W. Salisbury Road, Midlothian, Virginia.

This Proxy Statement is being furnished to shareholders beginning April 8, 2019. In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, the Company is furnishing this Proxy Statement over the internet to its shareholders. Most of the Company’s shareholders will not receive printed copies of the Proxy Statement; instead, most shareholders will receive the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 21, 2019 (the “Notice of Internet Availability”), which contains instructions on how to access the proxy materials over the internet and vote shares. The Notice of Internet Availability was first mailed to shareholders on or about April 8, 2019. By furnishing proxy materials over the internet, the Company is able to reduce the printing and mailing costs of this solicitation and help conserve natural resources. If you receive the Notice of Internet Availability but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice of Internet Availability. Shareholders may vote over the internet, by telephone or mail.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2019

A complete set of proxy materials relating to the Annual Meeting is available on the internet. These materials, including the Notice of Annual Meeting, Proxy Statement, proxy card and the 2018 Annual Report with Form 10-K may be viewed at www.envisionreports.com/VBFC

Voting and Revocation of Proxies

All properly executed proxies and all properly completed proxies submitted by telephone or internet pursuant to this solicitation will be voted in accordance with the directions given in the proxy unless the proxy is revoked prior to the completion of voting at the Annual Meeting. Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has completed and returned a proxy may revoke it by (1) attending the Annual Meeting and voting in person, (2) by submitting a new proxy bearing a later date, or (3) by submitting written notice of revocation to the Corporate Secretary addressed to Village Bank and Trust Financial Corp., P.O. Box 330, Midlothian, Virginia, 23113. Proxies will extend to, and will be voted at, any adjournments or postponements of the Annual Meeting.

If you hold your shares through a broker or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name”. The Company provided its proxy materials to the shareholder of record for distribution to you along with voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you. If your shares are held through a bank or other custodian and you plan to vote in person at the Annual Meeting, you should contact that organization to obtain a legal proxy or broker’s proxy card and bring it to the meeting as proof of your authority to vote the shares. If your shares are held through a broker or other shareholder of record and you wish to revoke your proxy or change your vote, you should contact that organization.

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Voting Rights

Only shareholders of record of the Company’s common stock at the close of business on March 27, 2019, the Record Date, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The number of shares outstanding and entitled to vote on the Record Date was 1,435,283. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each shareholder of record of the Company’s common stock on the Record Date will be entitled to one vote for each share registered in his or her name with respect to each matter to be voted upon at the Annual Meeting. Shares for which the shareholder has elected to abstain or to withhold the proxies’ authority to vote on a matter, and “broker non-votes,” will count toward a quorum.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the three nominees for Class A director who receive the greatest number of affirmative votes cast at the Annual Meeting, in person or by proxy, even if less than a majority, will be elected directors; therefore, votes withheld and broker non-votes will have no effect.

For all other proposals, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of the other proposals requires an affirmative vote of a majority of the votes cast on the matter. Although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, they generally do not count as votes cast, and therefore will have no effect on such proposals.

Routine and Non-Routine Proposals

If you own shares held in street name, meaning through a broker or other similar organization, and you do not provide the organization that holds the shares with specific voting instructions then, under applicable rules, the organization that holds the shares may generally vote your shares with respect to “routine” matters but cannot vote on “non-routine” matters. If the organization that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to the shares. This is referred to as a “broker non-vote”.

The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2019 is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal 3. The election of three directors and the advisory (non-binding) vote to approve the Company’s executive compensation are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on these non-routine matters, and therefore broker non-votes may occur in connection with Proposals 1 and 2.

Costs of Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. Solicitation is being made by the Company’s board of directors by mail and electronic notice and access to the internet. In addition to the solicitation of proxies by mail, the Company may also solicit proxies through its directors, officers, and employees. The Company will also request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

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PROPOSAL ONE – ELECTION OF DIRECTORS

The board of directors currently consists of nine directors that are divided into three classes (A, B and C). The terms of office of three directors of the Company will expire at the Annual Meeting and these directors have been nominated for election to serve as directors in Class A for three-year terms ending in 2022. Six other directors will continue serving terms that end in either 2020 or 2021, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve, if elected. The board of directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the board of directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each nominee’s and incumbent director’s age, business experience in the past five years and the year each individual was first elected to the board of directors of the Company or its predecessor and current subsidiary, Village Bank (the “Bank”). In addition, the following information includes the particular experience, qualifications, attributes or skills that led the board of directors to conclude that the person should serve as a director. Unless otherwise specified, each nominee and incumbent director has held his current position for at least five years.

Nominees for Election as Directors

For Terms to Expire in 2022 (Class A)

Craig D. Bell, 61, is a founder of the Bank and has been a director since 1998. Mr. Bell is Chairman of the board of directors of the Company and the Bank. He is a partner with the law firm of McGuireWoods LLP, where he is head of the State and Local Tax and Tax Litigation Groups. McGuireWoods is a 1,150 attorney international law firm having offices in thirteen states and seven countries. Mr. Bell is an Emeritus Director of the Community Tax Law Project, a non-profit provider of pro bono tax assistance to low income families and its former President; a Fellow of the American College of Tax Council; former Chair of both the Virginia State Bar Section of Taxation and the Virginia Bar Association Tax Section; a Master member of the Edgar J. Murdock Inn of Court for Tax; an adjunct Professor of Law at the College of William and Mary School of Law; and a Trustee of both the Virginia War Museum and the Henricus Park Foundation. Mr. Bell retired from the Army Reserves in 2006 as a Lieutenant Colonel after completing 27 years of service. As a result of this experience, Mr. Bell brings leadership and decision making skills to the board of directors. Mr. Bell currently serves as Chairman of the Executive Committee, Chairman of the Nominating and Corporate Governance Committee, and is a member of the Compensation Committee and Board Risk Committee. He also serves as an ex officio member of all committees.

Devon M. Henry, 42, has been a director since March 2018. Mr. Henry is Chief Executive Officer and President of Team Henry Enterprises, LLC. Team Henry is a multi-discipline contracting and logistics firm headquartered in Newport News, Virginia, with offices in Richmond, Virginia, Raleigh, North Carolina and Miami, Florida. In 2014, Team Henry Enterprises was recognized in Fortune Magazine, ranking 12th on The 100 List of fastest growing inner city companies in the country. Mr. Henry brings valuable business experience to the board of directors as a business owner and entrepreneur. His substantial network of business and personal relationships will help the Company grow and achieve its strategic goals. Mr. Henry is active in the community and speaks at several local universities about entrepreneurship and S.T.E.M. initiatives. He serves on several boards and committees to include the Board of Visitors for Norfolk State University, Eastern Regional Director for Phi Beta Sigma Fraternity, Board of Directors for Venture Richmond, Transportation DBE Advisory Committee, Young President’s Organization (YPO), and Metropolitan Business League. Mr. Henry serves as a member of the Compensation Committee and Board Risk Committee. He is also a member of the board of directors of Village Bank Mortgage Corporation.

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George R. Whittemore, 69, has been a director since 1998. Mr. Whittemore is Vice Chairman of the board of directors of the Company and the Bank. Mr. Whittemore is retired, and served as a member of the board of directors of Condor Hospitality, Inc. (formerly SuperTel Hospitality Trust, Inc.), a publicly traded (Nasdaq listed) real estate investment trust that owns hotels (from November 1994 to March 2016) and served as chairman of its compensation committee and was a member of its audit committee. He was a consultant to SuperTel Hospitality from August 2004 to August 2005 and its president from November 2001 to August 2004. Mr. Whittemore served as director and Senior Vice President/Senior Administrative Officer of Anderson & Strudwick, Inc., a brokerage and investment banking firm from November 1996 until November 2001. He was President/Chief Executive Officer of Pioneer Financial Corporation and its subsidiary, Pioneer Federal Savings Bank, from September 1982 until its merger with Signet Banking Corporation (now Wells Fargo Corporation) in August 1994. Mr. Whittemore was a director of Prime Group Realty Trust, Inc., a real estate investment trust that owned commercial office buildings, and served as chairman of its audit committee from July 2005 until December 2012. He is a director of Lightstone Value Plus REIT (since July 2006), Lightstone Value Plus REIT II (since June 2008), and Lightstone Value Plus REIT III, Inc. (since December 2013), all of which are non-publicly traded real estate investment trusts (all three of which are SEC filers) that own various types of commercial real estate and related investments, and is chairman of the audit committee of Lightstone Value Plus REIT and a member of the audit committee of the other two REITs. Mr. Whittemore provides experience in banking, investment banking, commercial real estate, public company management and board governance that are important to the Company. Mr. Whittemore qualifies as an audit committee financial expert under SEC guidelines. Mr. Whittemore serves as Chairman of the Board Risk Committee, and is a member of the Executive Committee, Audit Committee and Nominating and Corporate Governance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH ABOVE

Incumbent Directors

Whose Terms Will Expire in 2020 (Class B)

Raymond T. Avery, III, 69, has been a director since 1998. Mr. Avery is President and co-founder of Chesterfield Construction Services, Inc., which trades as Emerald Homes. This company specializes in the “work force affordable” sector of the residential construction market. Mr. Avery has over 37 years of experience in real estate development and home building in central Virginia. This experience provides managerial expertise to the board of directors as well as an extensive knowledge of the real estate market in which the Bank operates. Mr. Avery serves as Vice Chairman of the Board Risk Committee and is a member of the Audit Committee. He is also a member of the board of directors of Village Bank Mortgage Corporation.

Charles E. Walton, 73, has been a director since 2008 when River City Bank merged with the Bank. He formerly served as a director of River City Bank. Mr. Walton is part-owner of Charles E. Walton & Co., P.C., a certified public accounting firm. Mr. Walton provides accounting and auditing experience, as well as investment and business advisory skills that are critical for the Company. Mr. Walton qualifies as an audit committee financial expert under SEC guidelines. Mr. Walton is a member of the Audit Committee, Compensation Committee and Board Risk Committee.

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William G. Foster, 57, has served as Chief Executive Officer of the Company and the Bank since March 1, 2014. He has served as President of the Company and the Bank since August 2013. He previously served as Senior Vice President and Chief Credit Officer of the Bank. Prior thereto, he was an independent consultant focusing on business restructuring, turnaround and strategic planning. From March 1990 until April 2008, he served in several executive leadership roles with SunTrust Bank (and its predecessor Crestar Bank), including Group Executive Vice President-MidAtlantic Commercial Real Estate Banking, Senior Managing Director and Senior Credit Officer for Corporate and Investment Banking, and Group Executive Vice President-MidAtlantic Commercial Banking Line of Business. Mr. Foster has more than 30 years of banking industry experience, which has afforded him broad knowledge and a keen understanding of all aspects of banking. In addition to his banking experience, he currently serves on the board of directors of the Retail Merchants Association where he sits on the Finance and Government Relations Committees, Virginia Association of Community Banks where he serves as Vice Chairman and sits on the Executive Committee, Virginia Bankers Association Benefits Corporation where he chairs the Investment Committee and sits on the Supplemental Retirement Plan Administrative Committee for Chesterfield County Public Schools. Mr. Foster is a member of the Executive Committee, Board Risk Committee, and an Advisory Member of the Compensation Committee. He is also a member of the board of directors of Village Bank Mortgage Corporation.

Incumbent Directors

Whose Terms Will Expire in 2021 (Class C)

Frank E. Jenkins, Jr., 53, has been a director since July 2017. He is Managing Partner of Adams, Jenkins and Cheatham, one of the largest accounting firms in Virginia. The firm’s core client base and business strategy align well with the Bank’s mission of working closely with individuals and businesses to solve problems and help businesses grow and prosper. Mr. Jenkins brings valuable business and accounting experience to the board of directors as a Certified Public Accountant, business owner and entrepreneur. His substantial network of business and personal relationships helps the Company grow and achieve its strategic goals. Mr. Jenkins is a member of the Virginia Young Presidents' Organization (YPO), the American Institute of Certified Public Accountants (AICPA), the Community Associations Institute, and the Virginia Society of Certified Public Accountants (VSCPA). He is a licensed CPA in Virginia and North Carolina, and qualifies as an audit committee financial expert under SEC guidelines. Mr. Jenkins serves as Chairman of the Audit Committee and is a member of the Executive Committee, Nominating and Corporate Governance Committee and Board Risk Committee.

Michael A. Katzen, 65, has been a director since 2008 when River City Bank merged with the Bank. He formerly served as a director of River City Bank. Mr. Katzen is a partner and director in the law firm of Katzen & Frye, P.C. He is a director of Glebe Hill Associates, Inc., a privately held development company. His experience with real estate law provides the board of directors with expertise in evaluating significant loan relationships as well as working out nonperforming loans collateralized by real estate. Mr. Katzen currently serves as Chairman of the Compensation Committee, and is a member of the Executive Committee, Nominating and Corporate Governance Committee and Board Risk Committee.

Michael L. Toalson, 67, has been a director since 2004. Mr. Toalson retired as Chief Executive Officer of the Home Builders Association of Virginia (“HBAV”) in June 2017. He led the HBAV lobbying team before state lawmakers and regulators and was the chief administrative officer of the 3,000 member business organization. His familiarity with various home builders and the Virginia real estate market in general are invaluable to the board of directors in evaluating significant loan relationships and marketing the Bank’s services to the home building community. Mr. Toalson currently serves as a member of the Audit Committee and Board Risk Committee. He also serves as Chairman of the board of directors of Village Bank Mortgage Corporation.

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Executive Officers Who Are Not Directors

James E. Hendricks, Jr., 56, has served as Executive Vice President, Chief Operating Officer and Chief Risk Officer of the Bank since December 2016. He has served as Chief Credit Officer since March 2014. Prior thereto, he served as Director of Special Assets of the Bank. From 1990 to 2013, Mr. Hendricks served in several leadership roles at SunTrust Bank (and its predecessor Crestar Bank), including Senior Vice President and Consumer Banking Chief Operational Risk Officer, Senior Vice President and Consumer Lending Credit and Compliance Risk Officer, and Senior Vice President of Credit Process Review. Prior to 1990, he served as Bank Examiner for the Comptroller of the Currency. Mr. Hendricks received his Bachelor of Science degree in Finance from Virginia Tech and Master of Business Administration degree from University of Richmond. He volunteers his time to a local Boy Scout troop in various capacities, including Assistant Scout Master, advancement chair and merit badge councilor. Mr. Hendricks has over 30 years of banking industry experience.

Donald M. Kaloski, Jr., 37, has served as Executive Vice President - Chief Financial Officer of the Company and the Bank since May 31, 2018. He joined the Company in March 2013 and was promoted to Senior Vice President of Accounting in April 2015. Prior thereto, he had over six years of experience in public accounting, supervising audit teams on financial institution engagements throughout the country. Mr. Kaloski is a 2006 graduate of Troy University with a Bachelor of Science degree in Accounting, holds a Master of Business Administration degree from Troy University and is a Certified Public Accountant and Chartered Global Management Accountant with 11 years of experience in the banking industry. Mr. Kaloski is a Committee member on the Virginia Bankers Association Chief Financial Officer Committee. He also served as past Lt. Governor for Capital District Division 11 of Kiwanis International.

Rebecca L. Kline, 61, has served as Executive Vice President - Retail Banking of the Bank since September 2009. Prior to that, Mrs. Kline served as Vice President - Retail Manager of the Bank since 2006. Prior to her service to the Bank, Mrs. Kline was First Vice President of First Market Bank and Senior Vice President of Central Fidelity Bank. Mrs. Kline is a member of the Rotary Club of Goochland, having served as Past President and Assistant Governor, District 7600 Foundation Annual Giving Chair, and serves as Board Chair of the Goochland YMCA. Mrs. Kline has over 40 years of banking industry experience.

Max C. Morehead, Jr., 54, has served as Executive Vice President - Commercial Banking since March 2014. Prior thereto, Mr. Morehead held various positions at SunTrust Bank for 25 years, including managing commercial and business banking groups. Mr. Morehead also serves as Immediate Past Chair of the Chesterfield County based non-profit, Substance Abuse Free Environment (SAFE). He is a 1986 graduate of the Virginia Military Institute. He has over 30 years of banking experience.

James C. Winn, 45, has served as President and Chief Executive Officer of Village Bank Mortgage Corporation since December 2017. Prior thereto, he served as Senior Vice President and Risk Manager of the Mortgage Company. From 1998 to 2009, he served in several leadership roles with Benchmark Mortgage, to include Vice President of Secondary Market. Mr. Winn is a 1997 graduate of Virginia Commonwealth University and has 20 years of mortgage banking experience.

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SECURITY OWNERSHIP

Security Ownership of Management

The following table sets forth, as of March 27, 2019, unless otherwise noted, certain information with respect to the beneficial ownership of shares of common stock by each of the directors, by the executive officers named in the “Summary Compensation Table” below, and by the directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in themselves at once or at some future time.

Beneficial Ownership

Name	Amount and Nature of Beneficial Ownership	Percent of Class (%)

Directors
R. T. Avery, III (1)	18,470	1.29%
Craig D. Bell (2)	18,378	1.28%
William G. Foster (3)	27,116	1.89%
Devon M. Henry (4)	265	*
Frank E. Jenkins, Jr. (5)	295	*
Michael A. Katzen (6)	8,638	*
Michael L. Toalson (7)	9,429	*
Charles E. Walton (8)	11,443	*
George R. Whittemore (9)	10,845	*

Named Executive Officers
James E. Hendricks, Jr. (10)	14,979	1.04%
Max C. Morehead, Jr. (11)	7,016	*

Directors and executive officers as a group (14 persons)	134,041	9.34%

*Indicates that holdings amount to less than 1% of the outstanding shares of common stock.

(1) Amount disclosed includes 1,256 shares of common stock owned by Mr. Avery; 3,803 shares of common stock in Mr. Avery’s IRA; 3,136 shares of common stock owned by Mr. Avery’s spouse; 252 shares of common stock owned by JG Developers, Inc., in which Mr. Avery has a 100% interest; 9,973 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Raymond T. Avery, III; and the unvested portion of a restricted stock award (time-based) of 50 shares.

(2) Amount disclosed includes 1,038 shares of common stock owned by Mr. Bell; 3,125 shares of common stock in Mr. Bell’s IRA account; 4,506 shares of common stock in a revocable trust; 7 shares of common stock owned jointly with Mr. Bell’s brother; 9,277 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Craig D. Bell; and the unvested portion of a restricted stock award (time-based) of 50 shares. Mr. Bell also has stock options for 375 shares, which vested on July 15, 2013 and have not been exercised.

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(3) Amount disclosed includes 12,687 shares of common stock owned by Mr. Foster, of which 4,416 shares are held jointly with Mr. Foster’s spouse; and 14,429 shares of common stock in Mr. Foster’s IRA account.

(4) Amount disclosed include 215 shares of common stock owned by Mr. Henry, and the unvested portion of a restricted stock award (time-based) of 50 shares.

(5) Amount disclosed includes 245 shares of common stock owned by Mr. Jenkins, and the unvested portion of a restricted stock award (time-based) of 50 shares.

(6) Amount disclosed includes 1,747 shares of common stock owned by Mr. Katzen, of which 114 shares are held jointly with Mr. Katzen’s spouse; 6,841 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Michael A. Katzen; and the unvested portion of a restricted stock award (time-based) of 50 shares.

(7) Amount disclosed includes 2,460 shares of common stock owned by Mr. Toalson, of which 2,050 shares are held jointly with Mr. Toalson’s spouse; 5,438 shares of common stock held in Mr. Toalson’s IRA account; 1,481 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Michael L. Toalson; and the unvested portion of a restricted stock award (time-based) of 50 shares.

(8) Amount disclosed includes 8,380 shares of common stock owned by Mr. Walton, of which 2,250 shares are held jointly with his spouse and 4,006 shares are pledged as security; 2,966 shares of common stock in Mr. Walton’s IRA accounts; 47 shares of common stock owned by Mr. Walton’s spouse; and the unvested portion of a restricted stock award (time-based) of 50 shares.

(9) Amount disclosed includes 411 shares of common stock owned by Mr. Whittemore; 6,786 shares of common stock in Mr. Whittemore’s IRA accounts; 1,255 shares of common stock owned by Mr. Whittemore’s spouse; 2,186 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO George R. Whittemore; and the unvested portion of a restricted stock award (time-based) of 50 shares. Mr. Whittemore also has stock options for 157 shares, which vested on July 15, 2013 and have not been exercised.

(10) Amount disclosed includes 8,558 shares of common stock owned by Mr. Hendricks, of which 807 shares are held jointly with his spouse; 4,457 shares of common stock in Mr. Hendricks’ IRA account; and 1,964 shares of common stock owned by Mr. Hendricks’ spouse.

(11) Amount disclosed includes 7,016 shares of common stock owned by Mr. Morehead, of which 2,920 shares of common stock are held in Mr. Morehead’s IRA account.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 27, 2019, certain information known to the Company with respect to the beneficial ownership of shares of common stock by owners of 5% or more of the outstanding shares of the Company’s common stock. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of such owner living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby such owner can vest title in himself at once or at some future time.

	Amount and Nature of		Percent of
Name	Beneficial Ownership		Class (%)

Kenneth R. Lehman	716,987	(1)	49.95%
1408 N. Abingdon Street
Arlington, Virginia 22207

(1) This information is based solely on a Form 4 filed by Mr. Lehman with the Securities and Exchange Commission on January 15, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of common stock, to file reports of ownership and changes in ownership of common stock. Officers and directors are required by regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2018, there was one late filing, specifically a Form 4 filing for a time-based award of restricted stock under the Stock Incentive Plan to James C. Winn awarded January 4, 2018. All other directors and executive officers complied with all applicable Section 16(a) filing requirements.

8

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the board of directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the board are kept informed of the Company’s business through discussions with the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees.

Board Leadership

The positions of Chairman of the board of directors and President and Chief Executive Officer of the Company are held by separate persons due to the distinct and time-consuming natures of these roles. The principal role of the President and Chief Executive Officer is to manage the business of the Company in a safe, sound, and profitable manner. The role of the board of directors, including its Chairman, is to provide independent oversight of the President and Chief Executive Officer, to oversee the business and affairs of the Company for the benefit of its shareholders, to balance the interests of the Company’s diverse constituencies including shareholders, customers, employees, bank regulators, and communities, and to identify business opportunities for the Bank and mortgage company.

Each director of the Company also serves as a director of the Bank. Our directors are also actively involved in our strategic planning process and the management of our nonperforming assets.

Independence of the Directors

The board of directors has determined that the following eight individuals of its nine current members are independent as defined by applicable SEC rules and the listing standards of the Nasdaq Stock Market (“Nasdaq”): Raymond T. Avery, III, Craig D. Bell, Devon M. Henry, Frank E. Jenkins, Jr., Michael A. Katzen, Michael L. Toalson, Charles E. Walton and George R. Whittemore. In reaching this conclusion, the board of directors considered that the Company and its subsidiary conduct business with companies of which certain members of the board of directors or members of their immediate families are or were directors or officers.

There were no other relationships between the Company and its directors except as disclosed below under “Certain Relationships and Related Transactions”.

Board and Committee Meeting Attendance

In 2018, there were thirteen meetings of the Company’s board of directors and fifteen meetings of the Bank’s board of directors. Each director attended greater than 75% of the aggregate number of meetings of the board of directors and meetings of committees of which the director was a member in 2018.

Executive Sessions

The board of directors generally holds executive sessions of non-employee directors at each board meeting. At least one executive session is held for the purpose of formally evaluating the President and Chief Executive Officer. Any independent director can request that an executive session be scheduled.

Board’s Role in Risk Oversight

The board of directors oversees risk management to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with corporate strategy and functioning appropriately.

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The board of directors performs its risk oversight in several ways, including through the Bank’s Board Risk Committee, which was established in 2018. The Board Risk Committee is responsible for providing fiduciary oversight to achieve the Company’s enterprise risk management vision and mission. Enterprise risk management helps achieve this vision by creating a comprehensive approach to anticipate, identify, prioritize and manage material risks to our business strategies. Specific to credit risk, the Committee assists the board of directors in its oversight of the Bank’s asset quality, trends and management of the Bank’s loan portfolio by monitoring the credit risk of the Bank, monitoring the quality, trends and management of the Bank’s loan portfolio, monitoring loan growth and concentrations, approving loan policies and loans in accordance with policies, and ensuring processes and controls are in place to ensure compliance with policies and all lending laws and regulations. The board of directors establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk, as well as Bank Secrecy Act/Anti-Money-Laundering compliance. The board of directors also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

The goal of the Board Risk Committee is to open up lines of communication among the directors, executives and employees so that risks are effectively and efficiently identified, measured, managed and controlled on a bank-wide basis. The Committee ensures that management has identified, assessed and established a risk management infrastructure capable of addressing those risks given the scope and complexity of the Company. These risks include credit, liquidity, accounting, legal, compliance, operational, interest rate, strategic and reputational risks. The Committee also oversees the division of risk-related responsibilities to each board committee as clearly as possible and performs a gap analysis to determine that the oversight of any risks are not missed.

The board of directors conducts certain risk oversight activities through its other committees with direct oversight over specific functional areas. The risk oversight activities of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees are described in the “Committees of the Board” section of this Proxy Statement, below; in the “Executive Compensation” section, beginning on page 21 and in the “Audit Information” section, beginning on page 26.

The board of directors is empowered to create additional standing and ad hoc committees to facilitate regular monitoring and deeper analysis of matters that may arise from time to time. The board of directors also meets regularly in an outside directors’ session to discuss a variety of topics, including risk, without members of management present.

In the foregoing ways, the full board of directors is able to monitor the Company’s risk profile and risk management activities on an ongoing basis.

Committees of the Board

The Company has an Audit Committee, Compensation Committee, Executive Committee, and Nominating and Corporate Governance Committee. The Bank also has a Board Risk Committee.

Audit Committee

The Company’s Audit Committee assists the board of directors in fulfilling its oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, compliance with legal and regulatory requirements and the qualifications, independence and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The board of directors has adopted a written charter for the Audit Committee. A copy of the charter is available at our website at www.villagebank.com under “Corporate Information-Governance Documents”.

The members of the Audit Committee are Messrs. Jenkins (Chair), Avery, Toalson, Walton and Whittemore. The board of directors, in its business judgment, has determined that such directors are independent as defined by Nasdaq’s listing standards and SEC regulations. The board of directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Messrs. Jenkins, Walton and Whittemore qualify as audit committee financial experts as defined by SEC regulations.

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The Audit Committee met five times in 2018. For additional information regarding the Audit Committee, see “Audit Information – Audit Committee Report” later in this Proxy Statement.

Compensation Committee

The Company’s Compensation Committee assists the board of directors in fulfilling their responsibility to the shareholders to ensure that the Company's officers, key executives, and board members are compensated in accordance with the Company's total compensation objectives and executive compensation policy. The Compensation Committee advises and recommends for approval compensation policies, strategies, and pay levels necessary to support organizational objectives. The board of directors has adopted a written charter for the Compensation Committee. A copy of the charter is also available at our website at www.villagebank.com under “Corporation Information-Governance Documents”.

The members of the Compensation Committee are Messrs. Katzen (Chair), Bell, Henry and Walton, all of whom the board in its business judgment has determined are independent as defined by Nasdaq’s listing standards and SEC regulations.

The Compensation Committee met four times in 2018. For additional information regarding the Compensation Committee, see “Compensation Discussion and Analysis” later in this Proxy Statement.

Executive Committee

When the board of directors is not in session, the Executive Committee is authorized to exercise all of the board of director’s power except for certain responsibilities of the board of directors, such as approval of an amendment of the articles of incorporation, a plan of merger or consolidation or the issuance of stock.

The members of the Executive Committee are Messrs. Bell (Chair), Jenkins, Katzen, Whittemore and Foster. The Executive Committee met ten times in 2018.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for selecting and recommending to the board of directors with respect to (i) nominees for election at the Annual Meeting of Shareholders, and (ii) nominees to fill board vacancies. The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available at our website at www.villagebank.com under “Corporate Information-Governance Documents”.

The members of the Nominating and Corporate Governance Committee are Messrs. Bell (Chair), Jenkins, Katzen and Whittemore, all of whom the board of directors in its business judgment has determined are independent as defined by Nasdaq’s listing standards and SEC regulations.

The Nominating and Corporate Governance Committee met one time in 2018.

Board Risk Committee

The Board Risk Committee is responsible for providing fiduciary oversight to achieve the Bank’s Enterprise Risk Management vision and mission, as described in the Board’s Role in Risk Oversight on page 10.

All nine members of the Bank board serve on the Board Risk Committee. The Committee was previously known as the Credit Risk Management Committee and Enterprise Risk Management Committee; however, in August 2018, the Committees were combined to form the Board Risk Committee. These Committees met a total of thirteen times in 2018.

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Director Nomination Process

In identifying potential nominees, the Nominating and Corporate Governance Committee takes into account such factors as it deems appropriate, including the current composition of the board of directors, the range of talents, experiences and skills that would best complement those that are already represented on the board of directors, the balance of management and independent directors and the need for specialized expertise. The Nominating and Corporate Governance Committee considers candidates for board membership suggested by its members and by management, and the independent directors will also consider candidates suggested informally by a shareholder of the Company.

In the consideration of director nominees, including any nominee that a shareholder may submit, the Nominating and Corporate Governance Committee considers, at a minimum, the following factors for new directors, or the continued service of existing directors:

•	The ability of the prospective nominee to represent the interests of the shareholders of the Company;
•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•	The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;
•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the board of directors; and
•	The prospective nominee’s involvement within the communities the Company serves.

Shareholders entitled to vote for the election of directors may recommend candidates for the Nominating and Corporate Governance Committee to consider formally in connection with an annual meeting as long as the recommendation is made on or before the last date on which a shareholder may nominate an individual for election to the board of directors under the Company's Bylaws.

Under the process used by the Company for selecting new board candidates, the Nominating and Corporate Governance Committee identifies the need to add a new board member with specific qualifications or to fill a vacancy on the board. The Committee will initiate a search, working with staff support and seeking input from board members and executive management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the board may be presented to the board of directors. A determination is made as to whether board members have relationships with preferred candidates and can initiate contacts. The Nominating and Corporate Governance Committee interviews prospective candidates. The board of directors meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval.

Director Compensation

Members of the board of directors of the Company do not receive fees for their service as directors. However, all of the directors of the Company also serve as directors of the Bank. In 2018, the Chairman of the board of directors of the Bank received a $24,000 retainer payable semi-annually in increments of $12,000. Each other non-employee member of the board of directors of the Bank received a $20,000 retainer payable semi-annually in increments of $10,000. Directors do not receive attendance fees for board or committee meetings.

Board members who are also officers of the Company or the Bank receive compensation only for their executive roles. They do not receive additional compensation for board service or attending committee meetings.

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In 2005, the Bank adopted the Outside Directors Deferral Plan under which non-employee directors of the Bank have the opportunity to defer receipt of all or a portion of their compensation until retirement or departure from the board of directors. Any amounts deferred under this plan are maintained in an account for the benefit of the director and are credited annually with interest on the cash portion of the deferred amount at a market rate established at the beginning of each plan year (5.21% for 2018).

The following table provides information concerning the compensation of all non-employee directors for the year ended December 31, 2018:

	Fees Earned
	or Paid			BOLI
	in Cash		Stock Awards (2)	Income	Total
Name	($)		($)	($)	($)

R.T. Avery, III	$20,000	(1)	$5,063	$463	$25,526
Craig D. Bell	$24,000	(1)	$5,063	$162	$29,225
Devon M. Henry (3)	$15,000		$5,063	$-	$20,063
O. Woodland Hogg, Jr. (4)	$10,000		$-	$-	$10,000
Frank E. Jenkins, Jr.	$20,000	(1)	$5,063	$-	$25,063
Michael A. Katzen	$20,000	(1)	$5,063	$-	$25,063
Kenneth R. Lehman (5)	$10,000		$-	$-	$10,000
Michael L. Toalson	$20,000		$5,063	$315	$25,378
Charles E. Walton	$20,000		$5,063	$-	$25,063
George R. Whittemore	$20,000		$5,063	$410	$25,473

(1)	All fees earned by the director were deferred for the year ended December 31, 2018.
(2)	Represents the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. These awards are part of the long-term incentive plan described on page 17 and consist of both time-based restricted stock and performance-based restricted stock units. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards. The maximum potential value of the performance-based awards in the above table is $4,641 for each director. The time-based and performance-based awards vest over periods of time outlined in the Plans. The grant date fair value per share was $33.75 and was based on the Company's common stock closing price on July 1, 2018.
(3)	Devon M. Henry joined the board of directors effective March 27, 2018.
(4)	O. Woodland Hogg, Jr. retired from the board of directors effective March 31, 2018
(5)	Kenneth R. Lehman resigned from the board of directors effective May 14, 2018.

Annual Meeting Attendance

The Company encourages members of the board of directors to attend the Annual Meeting of shareholders. All current directors attended the 2018 Annual Meeting.

Communications with Directors

Any director may be contacted by writing to the named director, c/o Village Bank and Trust Financial Corp., P.O. Box 330, 13319 Midlothian Turnpike, Midlothian, Virginia 23113. Communications to the non-management directors as a group may be sent to the same address, c/o the Corporate Secretary of the Company. The Company promptly forwards all such correspondence to the indicated directors.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section of the Proxy Statement provides an overview and explanation of the material information relevant to understanding the objectives, policies, and the philosophy underlying the Company’s compensation programs for its executives, focusing on the named executive officers (referred to as “NEOs”). The NEOs for 2018 were as follows:

•	William G. Foster, President and Chief Executive Officer of the Company
•	James E. Hendricks, Jr., Executive Vice President, Chief Operating Officer and Chief Risk Officer of the Bank
•	Max C. Morehead, Jr., Executive Vice President-Commercial Banking

This section of the Proxy Statement is intended to inform shareholders about certain incentive compensation plans as well as components of compensation paid to the NEOs. Following the Compensation Discussion and Analysis, the Company provides additional information relating to executive compensation in a series of tables, including important explanatory footnotes and narrative. The Summary Compensation Table is incorporated by reference into this Compensation Discussion and Analysis.

At the 2018 Annual Meeting of the Company’s shareholders, the shareholders voted to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s Proxy Statement. Excluding abstentions and broker non-votes, the vote was 897,737 shares “For” (90.41% of the shares voted) and 18,628 shares “Against” (1.88% of the shares voted).

The Compensation Committee took into account the result of the shareholder vote in determining executive compensation policies and decisions since the 2018 Annual Meeting. The Compensation Committee viewed the vote as an expression of the shareholders’ overall satisfaction with the Company’s current executive compensation programs. While the Compensation Committee considered this shareholder satisfaction in determining to continue the Company’s executive compensation programs, decisions regarding incremental changes in individual compensation were made in consideration of the factors described below.

Compensation Policy and Objectives

The Compensation Committee’s compensation philosophy with respect to its executive officers is one of pay for performance. Accordingly, an executive officer’s annual compensation consists of a base salary, an annual monetary bonus and stock-based compensation. The annual monetary bonus is utilized to reward our executives for achieving short-term financial and productivity goals, and stock- based compensation is utilized for achieving long-term financial and productivity goals. The Compensation Committee evaluates all compensation plans to ensure that they do not encourage unnecessary or excessive risk.

The Compensation Committee’s primary objective is to provide competitive levels of compensation to attract, retain and reward outstanding executive officers. In a highly competitive community banking marketplace, excellent leadership is essential. Our executive officers are expected to manage the business of the Company in a manner that promotes its growth and profitability for the benefit of our shareholders. To that end, we believe that:

•	Our key executives should have compensation opportunities at levels that are competitive with peer institutions;
•	Total compensation should include significant “at risk” components that are linked to annual and longer term performance results; and
•	Stock-based compensation should form a key component of total compensation as a means of linking executive management to the long-term performance of the Company and aligning their interests with those of shareholders.

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Compensation Consultants

The Compensation Committee has engaged Lockton Companies, LLC as an independent executive compensation advisor. The compensation advisor advises the Compensation Committee on matters relating to compensation benchmarking, staying current with regulatory and legal issues related to executive compensation, and designing appropriate compensation programs. As part of its consultation with the Compensation Committee, the compensation advisor provides the Committee with peer group comparisons. The Compensation Committee has direct access to the consultant and control over its engagement. The Compensation Committee has determined that the work of the compensation advisor and its employees as compensation consultants to the Company has not created any conflict of interest.

Base Salary

The Company believes that a competitive salary for executive management is essential. Furthermore, flexibility to adapt to the particular skills of an individual or the specific needs of the Company is required. Proposed salary adjustments for executive management are presented to the Compensation Committee by the Chief Executive Officer, typically during the second quarter. The Compensation Committee reviews the recommendations, makes any further adjustments and generally approves the recommendations with input from the Compensation Committee’s external compensation advisor. Recommendations regarding adjustments to Mr. Foster’s salary are reviewed and, if appropriate, approved by the board of directors.

There were no salary increases for the NEOs in 2018. The base salaries for 2017 and 2018 were as follows:

Name and Principal
Position	Year	Base Salary ($)

William G. Foster	2018	$300,000
President and Chief Executive Officer	2017	$300,000

James E. Hendricks, Jr.	2018	$215,000
Executive Vice President/Chief Operating Officer and Chief Risk Officer	2017	$215,000

Max C. Morehead, Jr.	2018	$190,000
Executive Vice President/Commercial Banking	2017	$190,000

Short-Term Incentive Compensation

In 2016 and again in 2017, the board of directors approved a short-term incentive plan to reward executives for creating value for the Company by achieving Corporate and Individual performance goals during 2017 and 2018, respectively. The Compensation Committee was given the responsibility to administer and enforce the plan. Under the plan, the following incentive targets were set for each of the NEOs if certain Company performance goals were attained, adjusted for the NEO’s individual performance results against the plan:

	Percent of Base Salary
Name	2017	2018
William G. Foster	25%	30%
James E. Hendricks, Jr.	15%	20%
Max C. Morehead, Jr.	15%	15%

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Actual awards would be adjusted upward or downward based on actual performance results versus goal and individual performance relative to goal. The Company performance goals were partially met in 2017 and the following awards were paid to NEOs in March 2018:

Name	Amount
William G. Foster	$33,291
James E. Hendricks, Jr.	$21,000
Max C. Morehead, Jr.	$17,000

The Company performance goals were partially met in 2018 and the following awards were paid to NEOs in March 2019:

Name	Amount
William G. Foster	$53,045
James E. Hendricks, Jr.	$30,000
Max C. Morehead, Jr.	$22,000

Long-Term Incentive Plans

2015 Long-Term Incentive Plan

On June 30, 2015, the board approved a Long Term Incentive Plan under which executives and directors were awarded time-vested restricted stock grants and performance-based restricted stock units. The time-vested restricted stock awards vested annually with 10% vesting on December 31, 2015 and 30% vesting on each of December 31, 2016, 2017 and 2018. The performance-based restricted stock units were earned based on performance versus goals for 2015-2018. Goals were established in the following categories and carried the following weighting:

25%	Consolidated Net Income before Taxes less Preferred Stock Dividends
25%	Consolidated Gross Loan Balances (excluding loans held for sale)
25%	Bank Adversely Classified Items Ratio
25%	Consolidated Efficiency Ratio
100%

The Company’s performance goals were partially met in 2017 and 2018, and the following awards were paid to the NEOs:

Name	Year	Target Shares (#)	Consolidated Net Income before Taxes less Preferred Stock Dividends	Consolidated Gross Loan Balances (excluding loans held for sale)	Bank Adversely Classified Items Ratio	Consolidated Efficiency Ratio	Fair Value of Actual Award ($)(1)(2)
William G. Foster	2018	1,800	25%	25%	25%	0%	$44,226
	2017	1,800	0%	25%	25%	0%	$29,025

James E. Hendricks, Jr.	2018	900	25%	25%	25%	0%	$22,113
	2017	900	0%	25%	25%	0%	$14,513

Max. C. Morehead, Jr.	2018	675	25%	25%	25%	0%	$16,585
	2017	675	0%	25%	25%	0%	$10,884

(1) The amount for 2017 represents the fair value of the awards on the vesting date calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. The fair value per share was $32.25 and was based on the Company's common stock closing price on March 29, 2018.
(2) The amount for 2018 represents the estimated fair value of the awards on the expected vesting date of March 29, 2019. The estimated fair value per share was $32.76 and was based on the Company's common stock closing price on March 21, 2018. The actual fair value of the awards on the vesting date will be calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation.

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2018 Long-Term Incentive Plan

On June 26, 2018, the board approved a Long Term Incentive Plan under which directors were awarded time-vested restricted stock grants and performance-based restricted stock units. Executives were awarded performance-based restricted stock units. The time-vested restricted stock awards vest annually with 33.333% vesting on each of July 1, 2019, 2020 and 2021. The performance-based restricted stock units can be earned based on performance versus goals for 2019-2021. Goals were established in the following categories and carry the following weighting:

50%	Consolidated Return on Tangible Common Equity
50%	Bank Adversely Classified Items Ratio
100%

In granting the stock awards for 2015 and 2018, the Compensation Committee asked its external compensation advisor to provide a recommendation regarding stock awards for executive management and directors. The Compensation Committee’s advisor recommended stock awards and/or stock units for each executive based on the Company’s executive compensation philosophy statement. As a result of this evaluation, the Compensation Committee and board approved a combination of time-vested restricted stock grants and performance-based restricted stock units in 2015 and performance-based restricted stock units in 2018 to reward and retain the named executives and other key officers of the Company and Bank. There were no time-vested restricted stock grants awarded to executive officers in 2018. The stock-based compensation for the named executives includes the target value of the performance-based restricted stock units as of the date of grant.

Supplemental Executive Retirement Plan

We believe that retirement compensation plays an important role in retaining key executives, as well as helping them provide for retirement. The Compensation Committee engaged an independent compensation advisor to analyze the total retirement benefits provided by the Company and/or the Bank and Social Security to employees with various levels of compensation and years of service so that the Compensation Committee could determine the projected replacement ratio of income at retirement compared with active employment. Because of limits under our qualified retirement plan on the amount of deferrals that our executives can make, several of our executives can expect to have a lower retirement replacement ratio than we have targeted for all employees. Consequently, as a matter of “pension equity”, we have adopted a supplemental plan, which should provide a benefit for designated executives that will help approach the targeted retirement replacement ratio.

The Company provides a potential supplemental retirement plan benefit of $50,000 annually for 20 years to Mr. Foster, a potential benefit of $25,000 annually for 15 years to Mr. Hendricks, and a potential benefit of $25,000 annually for 15 years to Mr. Morehead. The benefits vest ratably each year over a 10-year period. Under the plan’s vesting schedule, Mr. Foster is in his seventh year of service, Mr. Hendricks is in his sixth year of service, and Mr. Morehead is in his fifth year of service. In the event of a pre-retirement death, vesting is accelerated and the executive’s named beneficiary receives the benefit under the applicable payout schedule. In the event of a post-retirement death, the executive’s named beneficiary receives any remaining benefit payments under the applicable payout schedule. In the event of a change of control of the Company, vesting is accelerated and the benefit is paid under the applicable payout schedule.

Employment and Change-of-Control Agreements with Named Executive Officers

Securing the continued service of key executives is essential to the successful future of the Company. Employment agreements and change of control agreements assist the Company by providing security to key executives.

The Company has an employment agreement with Mr. Foster. The Bank has an employment agreement with Mr. Hendricks and a change of control agreement with Mr. Morehead.

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Mr. Foster’s employment agreement was entered into on October 1, 2017, and the initial term of the agreement will expire on September 30, 2020. The agreement will automatically extend for an additional 12 months on September 30, 2019, and on each September 30 thereafter, unless either party gives notice of nonrenewal at least 90 days prior to the expiration of the then current term. Pursuant to the agreement, Mr. Foster is entitled to receive an annual base salary of not less than $300,000.00. His current base salary is $300,000. The Bank’s board of directors will review his base salary at least annually and may make adjustments in its discretion. Mr. Foster is entitled to cash bonuses and stock-based awards in such amounts as may be determined by the Company’s or the Bank’s board of directors in accordance with the terms and conditions of the applicable incentive plans in effect for senior executives of the Company and the Bank. Mr. Foster is also entitled to participate in the Village Bank Supplemental Executive Retirement Plan with a potential annual benefit of $50,000.00 for 20 years. Pursuant to his agreement, if Mr. Foster is terminated without “Cause” (as defined in his agreement) or resigns for “Good Reason” (as defined in his agreement), he will be paid two times the sum of (i) his annual base salary as of the date of termination, plus (ii) a bonus equal to 30% of such base salary. If, within 24 months following a change of control of the Company, he is terminated by the Company without Cause, he terminates his employment for Good Reason (as defined in his agreement) or the Company fails to renew his agreement, he will be paid a lump sum cash payment equal to 2.99 times the sum of (i) his annual base salary as of the date of termination, plus (ii) a bonus equal to 30% of such base salary.

Mr. Hendricks’s employment agreement was entered into on December 20, 2018 and the initial term of the agreement will expire on December 20, 2021. The agreement superseded and replaced his prior employment agreement with the Bank, dated April 5, 2016, which was set to expire on March 31, 2019. The current agreement will automatically extend for an additional 12 months on December 20, 2020, and on each December 20 thereafter, unless either party gives notice of nonrenewal at least 90 days prior to the expiration of the then current term. Pursuant to the agreement, Mr. Hendricks is entitled to receive an annual base salary of not less than $210,000. His current base salary is $215,000. The Bank’s board of directors will review his base salary at least annually and may make adjustments in its discretion. Mr. Hendricks is entitled to cash bonuses and stock-based awards in such amounts as may be determined by the Company’s or the Bank’s board of directors in accordance with the terms and conditions of the applicable incentive plans in effect for senior executives of the Company and the Bank. Mr. Hendricks is also entitled to participate in the Village Bank Supplemental Executive Retirement Plan with a potential annual benefit of $25,000 for 15 years. Pursuant to his agreement, if Mr. Hendricks is terminated without “Cause” (as defined in his agreement) or resigns for “Good Reason” (as defined in his agreement), he will be paid for 12 months following his termination the sum of (i) his annual base salary as of the date of termination, plus (ii) an annual bonus amount equal to 20% of his annual base salary. If, within 24 months following a change of control of the Company, he is terminated by the Bank without Cause, he terminates his employment for Good Reason (as defined in his agreement) or the Bank fails to renew his agreement, he will be paid a lump sum cash payment equal to two times the sum of (i) his annual base salary as of the date of termination, plus (ii) an annual bonus amount equal to 20% of his annual base salary.

Mr. Morehead’s change of control agreement was entered into on May 1, 2018 and the initial term of the agreement will expire on May 1, 2020. The agreement replaced his prior employment agreement with the Bank, dated April 5, 2016, which expired on March 31, 2018 in accordance with its terms. The change of control agreement may be extended for an additional period of up to 24 months at the discretion of the board of directors. Pursuant to the terms of the agreement, if, within 12 months following a change of control of the Company, Mr. Morehead’s employment is terminated by the Bank without “Cause” (as defined in his agreement) or by Mr. Morehead following a reduction in his base salary of at least 10%, then he will be entitled to a lump sum cash payment equal to nine months of his monthly base salary as in effect on his termination date or in effect immediately prior to the change of control, whichever is greater.

Other Benefits and Agreements

All NEOs are eligible to participate in the health and welfare benefit programs available to all of the Company’s employees. These programs include medical, dental, and vision coverages, short and long-term disability plans, and life insurance.

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In addition, the Company has a 401(k) profit sharing plan. The NEOs participate in this plan and are fully vested in their own contributions. The Company’s discretionary matching contributions cliff vest 100% at two years.

The Company and certain members of the board of directors and NEOs are parties to split dollar life insurance agreements or bank owned life insurance (“BOLI”) agreements. Generally, under each split dollar or BOLI agreement, the Company has life insurance on the executive’s life. Upon death, a death benefit will be paid to the executive’s designated beneficiary, or to his estate, as may be applicable, under the provisions of the applicable agreement, and a death benefit will also be paid to the Company. Any death benefit paid to the Company will be in excess of any death benefit paid to the insured executive’s designated beneficiary.

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EXECUTIVE COMPENSATION

The following table presents information concerning the compensation of the NEOs for services rendered in all capacities to the Company and the Bank.

Summary Compensation Table

					Non-Equity	Nonqualified
				Stock	Incentive Plan	Deferred	All Other
Name and Principal				Awards	Compensation	Compensation	Compensation
Position	Year	Salary ($)	Bonus ($)	($) (1)	($) (2)	Earnings ($)	($) (3)	Total ($)

William G. Foster	2018	$294,038	$-	$67,500	$53,045	$67,220	$15,808	$497,611
President and Chief Executive Officer	2017	$287,500	$50	$-	$33,291	$62,295	$15,800	$398,936

James E. Hendricks, Jr.	2018	$210,728	$50	$42,188	$30,000	$25,040	$14,784	$322,790
Executive Vice President/Chief Operating Officer and Chief Risk Officer	2017	$212,500	-	$-	$21,000	$23,170	$14,108	$270,778

Max C. Morehead, Jr.	2018	$186,224	$-	$30,375	$22,000	$23,590	$13,783	$275,972
Executive Vice President/Commercial Banking	2017	$185,000	$-	$-	$17,000	$21,815	$13,144	$236,959

(1) The amounts represent the grant date fair value of the awards calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Stock awards consist of performance-based restricted stock awards. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards. The performance-based awards can be earned over a period of two year. The grant date fair value per share was $33.75 and was based on the Company's common stock closing price on July 1, 2018. Assumptions used in the calculation of these amounts are included in Note 14 of the Company's audited financial statements for the year ended December 31, 2018 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2019.
(2) The amounts in this column reflect the short-term incentive compensation awards for 2018 and 2017, which are discussed in further detail on page 16.
(3) Amounts shown in the "All Other Compensation" column are detailed in the following table:

All Other Compensation

			Company
			Contributions	Company
			to Retirement	Vehicle /
Name and Principal		BOLI	and 401(k)	Automobile	Telephone
Position	Year	Income	Plans	Allowance	Allowance	Total

William G. Foster	2018	$549	$8,659	$6,000	$600	$15,808
	2017	$497	$8,703	$6,000	$600	$15,800

James E. Hendricks, Jr.	2018	$-	$8,184	$6,000	$600	$14,784
	2017	$-	$7,508	$6,000	$600	$14,108

Max. C. Morehead, Jr.	2018	$-	$7,183	$6,000	$600	$13,783
	2017	$-	$6,544	$6,000	$600	$13,144

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Stock Awards in 2018

The following table sets forth certain information with respect to the amount and value of equity awards granted to the NEOs during 2018.

Grants of Plan-Based Awards in 2018

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)

William G. Foster	7/1/2018	2,000	-	$-	$67,500

James E. Hendricks, Jr.	7/1/2018	1,250	-	$-	$42,188

Max C. Morehead, Jr.	7/1/2018	900	-	$-	$30,375

(1) The amounts represent the grant date fair value of the awards calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Stock awards consist of performance-based restricted stock awards. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards. The maximum potential value of the performance-based awards for Mr. Foster is $92,813, Mr. Hendricks is $58,008, and Mr. Morehead is $41,766. The grant date fair value per share was $33.75 and was based on the Company's common stock closing price on July 1, 2018. Assumptions used in the calculation of these amounts are included in Note 14 of the Company's audited financial statements for the year ended December 31, 2018 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2019.

Outstanding Equity Awards

The following table sets forth certain information with respect to the amount and value of outstanding equity awards on an award-by-award basis held by the NEOs at December 31, 2018.

Outstanding Equity Awards at Fiscal Year-end

		Stock Awards
		Number of		Market Value
		Shares		of Shares
		or Units		or Units
		of Stock That		of Stock That
	Grant	Have Not		Have Not
Name	Date	Vested (#)		Vested ($)(1)

William G. Foster	7/2/2015	1,350	(2)	$41,108
	7/1/2018	2,000	(3)	$60,900
		3,350		$102,008

James E. Hendricks, Jr.	7/2/2015	675	(2)	$20,554
	7/1/2018	1,250	(3)	$38,063
		1,925		$58,616

Max C. Morehead, Jr.	7/2/2015	506	(2)	$15,408
	7/1/2018	900	(3)	$27,405
		1,406		$42,813

(1) The market value of the stock awards that have not vested was determined based on the per share closing price of the Company's common stock on December 31, 2018 ($30.45).
(2) Performance-based restricted stock unit awards under the 2015 Long Term Incentive Plan described on page 17.
(3) Performance-based restricted stock unit awards under the 2018 Long Term Incentive Plan described on page 18.

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Certain Relationships and Related Transactions

Some of the directors and officers of the Company are customers of the Company and the Bank, and the Company and the Bank have had banking transactions in the ordinary course of business with directors, officers, and their associates, on substantially the same terms, including interest rates, collateral and repayment terms on loans, as those prevailing at the same time for comparable transactions with persons not related to the Company. All outstanding loans to such officers and directors and their associates are current as to principal and interest and do not involve more than the normal risk of collectability or present other unfavorable features. None of such outstanding loans is classified as non-accrual, past due, restructured or a potential problem. As of December 31, 2018, all loans to directors, executive officers and their affiliates totaled approximately $5,201,000.

There are no legal proceedings to which any director, officer or associate is a party that would be material and adverse to the Company.

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PROPOSAL TWO - ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

As part of implementing the “say on pay” requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, pursuant to applicable rules, the SEC requires a separate and non-binding shareholder vote to approve the compensation of the named executive officers in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. Accordingly, shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Village Bank and Trust Financial Corp. approve the compensation of executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.”

As stated above, this is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote.

The board of directors believes that the Company’s compensation policies and procedures are strongly aligned with the long-term interests of its shareholders. Because your vote is advisory, it will not be binding upon the board of directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR

THE APPROVAL OF THE ADVISORY (NON-BINDING) VOTE

TO APPROVE EXECUTIVE COMPENSATION

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PROPOSAL THREE - RATIFICATION OF THE

APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has appointed the firm of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2019.

The selection of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors is not required to be submitted to a vote of the shareholders for ratification. The Company is doing so because it believes that it is a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection of Yount, Hyde & Barbour, P.C., the board of directors will reconsider whether to retain Yount, Hyde & Barbour, P.C., and may retain that firm or another firm without re-submitting the matter to the shareholders. Even if the shareholders ratify the appointment, the board of directors may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that a change would be in the Company’s best interests.

A majority of the votes cast at the meeting by holders of the common stock is required for the ratification of the appointment of the independent registered public accounting firm.

Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR

RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2019

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AUDIT INFORMATION

The Audit Committee operates under a written charter that the board of directors has adopted.

Fees of Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm, Yount, Hyde & Barbour, P.C., billed the following fees for services provided to the Company for the fiscal year ended December 31, 2018 and BDO USA, LLP, the Company’s former independent registered accounting firm, billed the following fees for the fiscal years ended December 31, 2018 and 2017:

	Yount, Hyde &
	Barbour, P.C.	BDO USA, LLP
	2018	2018	2017
Audit fees (1)	$90,900	$49,000	$154,354
Audit-related fees (2)	26,200	13,000	12,500
Tax fees (3)	14,500	22,560	18,471
All other fees	-	-	-
Total	$131,600	$84,560	$185,325

(1) Audit fees: Audit and review services, consents, review of documents filed with the SEC.
(2) Audit-related fees: Audit of the VBA Defined Contribution Plan; agreed upon procedures related to the U.S. Department of Education Student Loan Program; and HUD engagement for Village Bank Mortgage Corporation.
(3) Tax fees: Preparation of tax returns and consultation on tax matters.

Change in Independent Registered Public Accountants

On November 8, 2017, the Company, with the approval of the Audit Committee, notified BDO USA, LLP that BDO USA, LLP was being dismissed as the Company’s independent registered public accounting firm, effective immediately following the filing of the Form 10-K for the year ended December 31, 2017, which occurred on March 30, 2018. Yount, Hyde & Barbour, P.C. was appointed as the Company’s independent registered public accounting firm for the year ended December 31, 2018, effective as of March 30, 2018.

During the fiscal year ended December 31, 2017, and during the subsequent interim period from January 1, 2018 through March 30, 2018, (i) the Company did not have any disagreement with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to BDO USA, LLP’s satisfaction, would have caused BDO USA, LLP to make reference to the subject matter of the disagreement in their reports of the Company’s consolidated financial statements; and (ii) there were no “reportable events” as the term is defined in Item 304(a)(1)(v) of Regulation S-K. BDO USA, LLP’s reports on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2017 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2017, and during the subsequent interim period from January 1, 2018 through March 30, 2018, the Company did not consult with Yount, Hyde & Barbour, P.C. on any matter relating to either (i) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Yount, Hyde & Barbour, P.C. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Item 304(a)(1)(v) of Regulation S-K, respectively.

25

Audit Committee Report

The Audit Committee is composed of five directors, each of whom is independent within the meaning of the listing standards of Nasdaq and SEC regulations. The Audit Committee operates under a written charter adopted by the board of directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•	the preparation, presentation and integrity of the Company’s consolidated financial statements; and
•	complying with laws and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for:

•	performing an independent audit of the Company’s consolidated financial statements; and
•	expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles (“GAAP”).

The Audit Committee is responsible for:

•	the appointment, compensation, retention and oversight of the work of:
o	the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company;
o	the accounting firm engaged for the purpose of performing internal audit procedures for the Company;
o	the firm engaged for the purpose of performing a review of the loan portfolio for the Company; and
•	monitoring, overseeing and reviewing the accounting and financial reporting processes of the Company.

The Audit Committee has met and held discussions with management and Yount, Hyde & Barbour, P.C., the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2018 were prepared in accordance with GAAP. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with Yount, Hyde & Barbour, P.C. the matters required to be discussed by Auditing Standard No. 1301 “Communication with Audit Committees,” issued by the PCAOB. The Audit Committee has also received the written disclosures and the letter from Yount, Hyde & Barbour, P.C. required by applicable requirements of the Public Accounting Oversight Board regarding Yount, Hyde & Barbour, P.C.’s communications with the Audit Committee concerning independence, and has discussed with Yount, Hyde & Barbour, P.C. the firm’s independence from the Company. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent auditors.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C. and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit Committee, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. By recommending to the board of directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

26

Audit Committee Members

Frank E. Jenkins, Jr., Chair

R. T. Avery, III

Michael L. Toalson

Charles E. Walton

George R. Whittemore

Midlothian, VA

April 8, 2019

Pre-Approval Policies

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

27

PROPOSALS FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

The next Annual Meeting of shareholders will be held by the Company on or about May 19, 2020. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s Proxy Statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 10, 2019. All such proposals and notifications should be sent to William G. Foster, President and Chief Executive Officer, at P.O. Box 330, 13319 Midlothian Turnpike, Midlothian, Virginia 23113.

The Company’s bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to the Secretary of the Company at its principal executive office not less than 60 days nor more than 90 days prior to the date of the Annual Meeting; or in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made, the shareholder has 10 days after the earlier of the date of notice or public disclosure to give written notice. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a Proxy Statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the bylaws, without charge, upon written request to the Corporate Secretary of the Company. Based upon an anticipated date of May 19, 2020 for the next Annual Meeting, the Company must receive any notice of nomination or other business no later than March 20, 2020 and no earlier than February 19, 2020 for such meeting.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018 (EXCLUDING EXHIBITS), AS FILED WITH THE SEC, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. FOR THOSE SHAREHOLDERS THAT RECEIVED THE NOTICE OF INTERNET AVAILABILITY, THIS PROXY STATEMENT AND THE 2018 ANNUAL REPORT ARE AVAILABLE AT WWW.ENVISIONREPORTS.COM/VBFC. A COPY OF THE ANNUAL REPORT MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO DONALD M. KALOSKI, JR., EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, WHOSE ADDRESS IS P.O. BOX 330, MIDLOTHIAN, VIRGINIA, 23113-0330. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

28

DIRECTIONS TO SALISBURY COUNTRY CLUB

13620 W. Salisbury Road

Midlothian, Virginia 23113

From the East

Head northwest on I-64 W toward Richmond

Take Exit 175 for VA-288 S toward Chesterfield

Continue onto VA-288

Take the Huguenot Trail/VA-711 exit toward Robious Road

Use the left 2 lanes to turn left onto VA-711/Huguenot Trail (signs for Robious Road)

Continue to follow VA-711

Turn right onto Salisbury Road

Salisbury Country Club will be on the right

From the North

Take I-95 S toward Richmond

Merge onto I-195 S toward Powhite Pkwy/US-60/US-360 W.

Keep left to take VA-76 S toward Powhite Pkwy/VA-150/US-60/US-360

Take the US-60 W/Midlothian Trnpk exit

Merge onto US-60 W/Midlothian Turnpike

Turn right onto Robious Rd and continue straight.

Turn left onto Salisbury Rd.

Salisbury Country Club will be on the right

From the South

Take I-95 N/Richmond toward Richmond

Merge onto VA-288 N via Exit 62 toward Chesterfield/Powhite Pkwy.

Continue onto VA-288 N

Exit onto US-60 E/Midlothian Turnpike toward Midlothian

Merge onto US-60 E/Midlothian Turnpike

Turn left onto Winterfield Road

At the traffic circle, take the 1st exit and stay on Winterfield Rd.

Turn right onto W. Salisbury Road

Salisbury Country Club will be on the left

From the West

Take I-64 E toward Richmond

Merge onto VA-288 S via Exit 175 toward Chesterfield

Continue onto VA-288

Take the Huguenot Trail/VA-711 exit toward Robious Rd

Turn left onto VA-711/Huguenot Trail (signs for Robious Rd)

Turn right onto Salisbury Rd

Salisbury Country Club will be on the right

29

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.Votes submitted electronically must be received by 3:00 a.m., Eastern Time, on May 21, 2019. Online Go to www.envisionreports.com/VBFC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/VBFCAnnual Meeting Proxy Card• IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •1. To elect as directors for terms expiring in 2022: + For Withhold For Withhold For Withhold 01 - Craig D. Bell 02 - Devon M. Henry03 - George R. Whittemore For Against Abstain For Against Abstain 2. To approve the following advisory (non-binding) resolution: 3. To ratify the appointment of Yount, Hyde & Barbour, P.C. as Village RESOLVED, that the shareholders of the Company approve the Bank and Trust Financial Corp.’s independent registered public compensation of executive officers as disclosed in the proxy accounting firm for the fiscal year ending December 31, 2019. statement pursuant to the rules of the Securities and Exchange Commission.When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.32DV +030COC

2019 Annual Meeting Admission Ticket2019 Annual Meeting of Shareholders of Village Bank and Trust Financial Corp.May 21, 2019 at 10:00 a.m. Salisbury Country Club 13620 W. Salisbury Rd., Midlothian, VA 23113Upon arrival, please present this admission ticket and photo identification at the registration desk.Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/VBFC• IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •Proxy — VILLAGE BANK AND TRUST FINANCIAL CORP. + Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 21, 2019 Raymond T. Avery, III and Michael L. Toalson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp. (the “Company”), be held on May 21, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees for election to the Board of Directors and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.+